UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2010

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code: (781) 304-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Executive Sales Incentive Plan

On March 10, 2010, the Executive Sales Commission Plan for Robert Dechant, our Executive Vice President, Global Sales and Marketing, was amended to provide for two commission gates based on Company’s budgeted revenue and gross margin percentage for a quarter or the year:

(1)	If the Company achieves between 96% and 100% of its budgeted revenue for a quarter or the year, then Mr. Dechant is eligible to receive up to 100% of the revenue component of this target commission for that quarter or the year.

(2)	If the Company achieves between 97.5% and 100% of its budgeted gross margin percentage for a quarter or the year, then Mr. Dechant is eligible to receive up to 100% of the gross margin component of his target commission for that quarter or the year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2010

STREAM GLOBAL SERVICES, INC.

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	Chairman and Chief Executive Officer